COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS NEW YORK TAX EXEMPT INTERMEDIATE BOND FUND
AND THE LEHMAN BROTHERS 10-YEAR MUNICIPAL BOND INDEX


EXHIBIT A:

                                            DREYFUS NEW YORK
               LEHMAN BROTHERS               TAX EXEMPT
 PERIOD        10-YEAR MUNICIPAL            INTERMEDIATE
               BOND INDEX *                  BOND FUND

5/31/88         10,000                           10,000
5/31/89         10,982                           10,924
5/31/90         11,790                           11,600
5/31/91         13,015                           12,660
5/31/92         14,225                           13,890
5/31/93         15,978                           15,449
5/31/94         16,525                           15,930
5/31/95         18,010                           17,051
5/31/96         18,862                           17,651
5/31/97         20,403                           18,907
5/31/98         22,296                           20,468


*Source: Lehman Brothers